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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-25363 and Registration Statement No. 333-67836 of Ark Restaurants Corp. on Form S-8 of our report dated December 24, 2003 (December 30, 2004 as to the reclassifications described in the final paragraph of Note 2), appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 1, 2005.



/s/ DELOITTE & TOUCHE LLP


New York, New York
December 30, 2005